EXHIBIT 99.1
CONTACT:    MATTHEW IOCCO
(201) 587-8541

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE – December 14, 2018

Alexander’s Completes $252.5 Million Refinancing of
Rego Park II

PARAMUS, NEW JERSEY…ALEXANDER’S, INC. (New York Stock Exchange: ALX) announced today that it has completed a $252.5 million refinancing of its 609,000 square foot Rego Park II shopping center located in Queens, New York. The interest-only loan is at LIBOR plus 1.35%, currently 3.77%, and matures in December 2025. The proceeds of the new loan were used to repay the existing loan of the same amount, which bore interest at LIBOR plus 1.85% and was scheduled to mature in January 2019.

Alexander’s continued to hold a $195.7 million participation in the $252.5 million loan at LIBOR plus 1.35%. The participation in the previous loan earned interest at LIBOR plus 1.60%.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Risk Factors" in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments, the financial condition of our tenants and general competitive factors.